Exhibit 23.6
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                     CONSENT OF INDEPENDENT PUBLIC AUDITORS

     As independent public accountants, we hereby consent to the incorporation by reference in Sovereign Bancorp, Inc.'s Registration Statement on Form S-4 pertaining to the acquisition of Peoples Bancorp, Inc., for the registration of 31,480,500 shares, of our report dated February 9, 1998 on the December 31, 1997 financial statements of First Home Bancorp, Inc. and subsidiaries, included in Sovereign Bancorp, Inc.'s Annual Report on Form 10-K and Form 10-K/A dated March 29, 1999 and May 25, 1999, respectively, filed with the Securities and Exchange Commission and incorporated by reference in this Registration Statement. It should be noted that we have not audited any financial statements of First Home Bancorp, Inc. and subsidiaries subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.


                                                       /s/ Arthur Andersen LLP
                                                     ---------------------------

Philadelphia, Pennsylvania
May 25, 1999